POWER OF ATTORNEY

David E. Duprey

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Jon W.

Bilstrom, Nicole V. Gersch, Jessica M. Pfeiffer,

and Robert W. Spencer, Jr., signing singly, the

undersigned's true and lawful attorney-in-fact

to:

(1) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of Comerica Incorporated (the "Company"),

Forms 3, 4 and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the

rules thereunder;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of the Company, documents necessary to

facilitate the filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and on

behalf of the undersigned which may be necessary

or desirable to complete and execute any such

Form 3, 4 or 5 and timely file such form with

the United States Securities and Exchange

Commission and any stock exchange or similar

authority; and

(4) take any other action of any type

whatsoever in connection with the foregoing

which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of,

or legally required by, the undersigned, it

being understood that the documents executed

by such attorney-in-fact on behalf of the

undersigned pursuant to this Power of Attorney

shall be in such form and shall contain such

terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to

do and perform any and every act and thing

whatsoever requisite, necessary, or proper to

be done in the exercise of any of the rights

and powers herein granted, as fully to all

intents and all purposes as the undersigned

might or could do if personally present,

with full power of substitution or revocation,

hereby ratifying and confirming all that

such attorney-in-fact, or such attorney-

in-fact's substitute or substitutes, shall

lawfully do or cause to be done by virtue

of this power of attorney and the rights

and powers herein granted.  The undersigned

acknowledges that the foregoing attorneys-

in-fact, in serving in such capacity at the

request of the undersigned, are not assuming,

nor is the Company assuming, any of the

undersigned's responsibilities to comply

with Section 16 of the Securities Exchange

Act of 1934.

The termination of any attorney-in-fact's

employment by the Company, however caused,

shall operate as a termination of his or her

powers and authorities hereunder, but shall

not affect the powers and authorities herein

granted to any other party.

This Power of Attorney shall remain in full

force and effect until the undersigned is no

longer required to file Forms 3, 4 and 5

with respect to the undersigned's holdings

of and transactions in securities issued by

the Company, unless earlier revoked by the

undersigned in a signed writing delivered

to the foregoing attorneys-in-fact at the

then current mailing address of the

Corporate Legal Department of Comerica

Incorporated.

All Powers of Attorney previously granted

in connection with the foregoing matters

hereby are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be executed

and made effective as of this 25th day of

July, 2006.

/s/ David E. Duprey

David E. Duprey